SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 NOVEMBER 6, 2007



                      WORLDWATER & SOLAR TECHNOLOGIES CORP.

               (Exact Name of Registrant as specified in charter)

            Delaware                 0-16936                  33-123045
    ------------------------------------------------------------------------
   (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)



           200 Ludlow Drive, Ewing, New Jersey                 08638
       ------------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)



       Registrant's telephone number, including area code:   609-818-0700


                            WorldWater & Power Corp.
                            Pennington Business Park
                                55 Route 31 South
                         Pennington, New Jersey   08534
            _________________________________________________________
         (Former name or former address, if changed since last report.)

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On November 6, 2007, WorldWater & Solar Technologies Corp. ("WORLDWATER") executed a Purchase Order valued at $2,082,920. for the purchase of equipment and services ("PO") from Entech, Inc., a Delaware corporation based in Keller, Texas ("ENTECH").

WorldWater and Entech have previously announced the entry into an Agreement and Plan of Merger between WorldWater, its wholly owned subsidiary, WorldWater Merger Corp., and Entech (the "MERGER AGREEMENT"). Under the Merger Agreement, Entech will merge with and into WorldWater Merger Corp. with WorldWater Merger Corp. being the surviving entity.

Concurrent with the execution of the PO, WorldWater and Entech also entered into a Pledge and Security Agreement, whereby Entech has granted to WorldWater a security interest in and a lien against the equipment listed in the PO, if for any reason the Merger Agreement is not consummated by March 31, 2008.


     _______________________________________________________________________

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & SOLAR TECHNOLOGIES CORP.

By:  /s/ Quentin T. Kelly
-----------------------------------------------
Quentin T. Kelly Chairman and CEO

Date:  November 9, 2007